Exhibit 10.11

THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into as of August 14, 2020 between Growth Capital Acquisition Corp., a Delaware corporation (the “Company”) and HB Strategies LLC, a Delaware limited liability company (the “Purchaser”).

RECITALS

WHEREAS, the Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has confidentially submitted to the U.S. Securities and Exchange Commission (the “SEC”) a draft registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”), at a price of $10.00 per Public Unit, each Public Unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”, and the shares of Class A Common Stock included in the Public Units, the “Public Shares”), and one-half of one redeemable warrant, where each whole warrant is initially exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment (the “Warrants”, and the Warrants included in the Public Units, the “Public Warrants”);

WHEREAS, proceeds from the IPO and the sale of the Private Placement Units (as defined below) in an aggregate amount equal to the aggregate gross proceeds from the IPO will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement;

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, in connection with the IPO, the Purchaser will purchase, in a private placement that will close simultaneously with the IPO Closing, 155,167 units (“Base Private Placement Units”), each Private Placement Unit consisting of one share of Class A Common Stock and one-half of one warrant (“Private Placement Warrants”) (or 171,667 Private Placement Units if the underwriters’ over-allotment option is exercised in full; the additional Private Placement Units to be purchased, the “Over-allotment Private Placement Units” and, together with the Base Private Placement Units, the “Private Placement Units”) at a price of $10.00 per Private Placement Unit for an aggregate purchase price of $1,551,670 (or up to $1,716,670 if the underwriters’ over-allotment option is exercised in full). Such Private Placement Units shall be identical to the Public Units, subject to certain exceptions described in the Registration Statement;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which the Purchaser shall subscribe for and purchase (i) 1,379,167 shares of Class B common stock, par value $0.0001 per share, of the Company (“Class B Shares” and collectively with the shares of Class A Common Stock to be issued in the IPO, the “Common Stock”), of which up to 187,500 Class B Shares shall be subject to forfeiture, for an aggregate purchase price of $2,043 (“Class B Purchase Price”) as provided herein or as otherwise agreed, and (ii) the Private Placement Units (together with the Class B Shares to be purchased by the Purchaser, the “Subscribed Securities”); and

WHEREAS, the Company and the Purchaser intend for the purchase of Class B Shares and Private Placement Units as set forth herein to be made pursuant to Rule 506(c) of Regulation D promulgated under the Securities Act.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Sale and Purchase.

(a) Securities.

(i) Subject to the terms and conditions hereof, the Purchaser hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company agrees to issue and sell to the Purchaser, the Subscribed Securities, and any securities of the Company that may be distributed to the Purchaser on account of the Subscribed Securities (collectively, the “Securities”), will be subject to restrictions on transfer as set forth in this Agreement.

(ii) On the date hereof, against payment in full of the Class B Purchase Price, the Company shall issue to the Purchaser 1,379,167 Class B Shares of which up to 187,500 are subject to forfeiture in consideration for the Purchaser’s payment of the Class B Purchase Price, by wire transfer of immediately available funds or other means approved by the Company.

(iii) Subject to the terms and conditions hereof, the Purchaser hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company agrees to issue and sell to the Purchaser, Private Placement Units and, subject to the provisions set forth below, the Over-allotment Private Placement Units, at a purchase price of $10.00 per Private Placement Unit (the amount to be paid by the Purchaser for the Private Placement Units, the “PPU Purchase Price”),

(iv) The Company shall notify the Purchaser in writing of the anticipated date of the effectiveness of the Registration Statement (the “Effective Date”) at least three (3) Business Days (as defined below) prior to the Effective Date, and the Purchaser shall remit the PPU Purchase Price to the Company’s transfer agent (to be held in escrow pending the IPO Closing), by wire transfer of immediately available funds or other means approved by the Company, on the date that is not less than one (1) Business Day prior to the Effective Date, or such other date as the Company and the Purchaser may agree upon in writing. As used herein, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York, provided, however, for clarification, banking institutions shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of banking institutions in the City of New York, New York generally are open for use by customers on such day. If the IPO Closing has not occurred by the date that is ten (10) Business Days after Effective Date (or if the Effective Date has not occurred within seven (7) Business Days after the Purchaser shall have transferred the PPU Purchase Price to the Company’s transfer agent, then, unless the Purchaser otherwise agrees in writing, the Company will promptly cause its transfer agent to return the PPU Purchase Price to the Purchaser.

(v) In the event that the underwriters’ over-allotment option in connection with the IPO (the “Over-allotment Option”) is exercised, the Purchaser agrees to purchase additional Over-allotment Private Placement Units at a price of $10.00 per Private Placement Unit, at the rate of 733 Private Placement Units for each 100,000 Public Units (or fraction thereof) the underwriters elect to purchase pursuant to the Over-allotment option. The Company shall notify the Purchaser in writing of the anticipated date of each closing of the exercise of the Over-allotment Option, if any (each, an “Over-allotment Closing”) at least three (3) Business Days prior to such Over-allotment Closing, and the Purchaser shall pay the purchase price for the Private Placement Units to be purchased in connection with such Over-allotment Closing by wire transfer of immediately available funds or other means approved by the Company on that date that is one (1) Business Day prior to such Over-allotment Closing (to be held in escrow pending such Over-allotment Closing), or such other date as the Company may agree upon in writing. If the Over- allotment Closing has not occurred by the date that is seven (7) Business Days after the date on which the Purchaser remitted the purchase price for the Private Placement Units to be purchased in connection with such Over-allotment Closing, then, unless the Company otherwise agrees in writing, the Company will promptly cause its transfer agent to return such amounts to the Purchaser.

(vi) On the date of the IPO Closing, the Company shall issue to the Purchaser 155,167 Base Private Placement Units. On the date of each Over-allotment Closing, if any, against payment of the purchase price therefor, the Company shall issue to Purchaser the number of Over-Allotment Private Placement Units set forth above.

(vii) The Purchaser acknowledges that the Securities will be subject to restrictions on transfer as set forth in this Agreement or in the agreements referred to herein.

(b) Delivery of Securities.

(i) The Company shall register the Purchaser as the owner of the Subscribed Securities with the Company’s transfer agent by book entry on or prior to the date of the IPO Closing (provided that prior to the Company’s appointment of a transfer agent it shall register the Purchaser as the owner of such securities in the Company’s stock ledger upon issuance thereof).

(ii) Each register and book entry for the Securities shall contain a notation, and each certificate (if any) evidencing the Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SUBSCRIPTION AGREEMENT BY AND AMONG THE HOLDER AND THE OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(c) Execution of Letter Agreement. On the Effective Date, the Purchaser shall enter into a Letter Agreement (the “Insider Letter Agreement”) with the Company and certain other parties thereto, in such form as may be required pursuant to the underwriting agreement in connection with the IPO. The Insider Letter Agreement shall provide, among other matters, if the Company seeks stockholder approval of a proposed Business Combination, the Purchaser shall vote any shares of Class B Common Stock or shares underlying the Private Placement Units owned by it, in favor of any proposed Business Combination and not redeem any shares of Class B Common Stock or shares underlying the Private Placement Units owned by it in connection with such stockholder approval.

(d) Registration Rights. On the Effective Date, the Company shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchaser and certain other parties thereto, in substantially the form provided to the Purchaser prior to the date hereof. The Registration Rights Agreement shall provide the Purchaser with registration rights with respect to (i) the Securities that are no less favorable to the Purchaser than the registration rights any other holder of Securities set forth therein and (ii) any Public Units (including the shares of Class A Common Stock and warrants included in the Public Units) acquired by the Purchaser in the IPO, if the Purchaser is an affiliate of the Company following the IPO.

2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a) Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities laws, rules or regulations.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of its organizational documents, (ii) under any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement.

(e) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person (other than the Company) to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities, as well as the terms of the Company’s proposed IPO, with the Company’s management.

(g) Restricted Securities. The Purchaser understands that the offer and sale of the Securities to the Purchaser has not been and will not be registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities except pursuant to the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company has confidentially submitted the Registration Statement for its proposed IPO. The Purchaser understands that the offering of Securities and transactions contemplated hereunder are not and are not intended to be part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to its purchase of Securities hereunder.

(h) No Public Market. The Purchaser understands that no public market now exists for the Securities, and that the Company has not made any assurances that a public market will ever exist for the Securities.

(i) High Degree of Risk. The Purchaser understands that the purchase of the Subscribed Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j) Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k) No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Securities.

(l) Adequacy of Financing. The Purchaser will, when such funds are due hereunder, have sufficient funds to satisfy its obligations under this Agreement.

(m) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 4 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”) with respect to the transactions contemplated hereby.

3. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to the Purchaser as follows:

(a) Organization and Corporate Power. The Company is incorporated and validly existing and in good standing as a corporation under the laws of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Capitalization. The authorized share capital of the Company consists, as of the date hereof, of:

(i) 100,000,000 shares of Class A Common Stock, none of which are issued and outstanding;

(ii) 10,000,000 Class B Shares, 4,312,500 of which are issued and outstanding. All of the outstanding Class B Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws; and

(iii) 1,000,000 shares of preferred stock, none of which are issued and outstanding.

(c) Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Subscribed Securities and to carry out the other transactions contemplated hereby, has been taken on or prior to the date hereof. All action on the part of the stockholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement, and the issuance and delivery of the Subscribed Securities has been taken on or prior to the date hereof. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) Valid Issuance of Securities.

(i) The Subscribed Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued and fully paid, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 4(e) below, the Subscribed Securities will be issued in compliance with all applicable federal and state securities laws, rules and regulations.

(ii) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e) IPO.

(i) The Company has provided to the Purchaser, and will at all times prior to the consummation of the IPO promptly provide to the Purchaser, copies of all correspondence sent by the Company to, or received by the Company from, the SEC.

(ii) The offers and sales of securities in the IPO will be made pursuant to an effective Registration Statement and otherwise in compliance with the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws, rules and regulations.

(f) Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws, if any.

(g) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) under any provisions of the certificate of incorporation, bylaws or other governing documents of the Company, (ii) under any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) under any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(h) Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of the Securities.

(i) Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(j) Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(k) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(l) No General Solicitation. Neither the Company, nor any of its officers, managers, employees, agents or members has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation or (ii) published any advertisement in connection with the offer and sale of the Subscribed Securities.

(m) Non-Public Information. The Company represents and warrants that none of the information conveyed to the Purchaser in connection with the transactions contemplated by this Agreement will constitute material non-public information of the Company upon the effectiveness of the Registration Statement.

(n) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 4 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company or the offering of Securities hereunder, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4. Additional Agreements and Acknowledgements of the Purchaser.

(a) Transfer Restrictions The Purchaser agrees that it shall not Transfer (as defined below) (i) any Class B Shares until the earlier of (A) six months after the closing of the Business Combination (the “Business Combination Closing”) and (B) the date following the Business Combination Closing on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their Common Stock for cash, securities or other property (such period, the “Lock-up Period”) or (ii) any Private Placement Units (or securities issuable upon exercise of the Private Placement Warrants) until 30 days after the Business Combination Closing. Notwithstanding the foregoing, if subsequent to a Business Combination, the closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least sixty (60) days after the Business Combination Closing, the Class B Shares shall be released from the lockup referenced in this Section 4(a). Notwithstanding the first sentence hereinabove, transfers of the Securities are permitted (i) to the Company’s officers or directors, any affiliates or family members of the Company’s officers or directors, any affiliate or member of the sponsor or other initial stockholders of the Company, or any of such affiliate’s or member’s affiliates, officers, directors and director or individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) in the case of an entity, as a distribution to its partners, stockholders or members upon liquidation; (vi) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the applicable Securities were originally purchased; (vii) in the event of the Company’s liquidation, bankruptcy or dissolution prior to the completion of a Business Combination; (viii) by virtue of the laws of Delaware or the Purchaser’s limited liability company agreement upon dissolution of the Purchaser; (ix) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (viii) above; and (x) pursuant to the provisions of Section 2 of this Agreement (each of the foregoing, a “Permitted Transferee”); provided, however, that in the case of clauses (i) through (vii), and (ix), these Permitted Transferees must enter into a written agreement agreeing to be bound by the terms of this Agreement, whereupon such Permitted Transferee will be treated as a Purchaser for all purposes of this Agreement, with the same rights, benefits and obligations of the Purchaser hereunder, including the provisions of Section 2 and these transfer restrictions. As used in this Agreement, “Transfer” shall mean the (x) sale of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Securities; (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Securities, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y). For the avoidance of doubt, the restrictions contained in this Section 4(a) shall apply only to Transfers by the Purchaser of Securities acquired by the Purchaser pursuant to this Agreement, and nothing contained in this Section 4(a) shall prohibit the Purchaser from Transferring any securities of the Company acquired in the open market, privately negotiated transactions, or otherwise not pursuant to this Agreement.

(b) Trust Account.

(i) The Purchaser hereby acknowledges that it is aware that the Company will establish the Trust Account for the benefit of its public stockholders upon the IPO Closing. The Purchaser hereby agrees that, solely with respect to the Class B Shares and Class A Shares underlying the Private Placement Units held by the Purchaser, it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, as a result of any liquidation of the Company. The foregoing acknowledgement shall not affect any rights, including redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(ii) The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption, liquidation, and other rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption, liquidation, and other rights, if any, the Purchaser may have in respect of any Public Shares held by it.

5. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Growth Capital Acquisition Corp. c/o Maxim Group LLC, The Chrysler Building, 405 Lexington Ave, New York, NY 10174, Attention: George Syllantavos, Email: gs@stellaracquisition.com, with a copy to Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, NY 10105, Attention: Jeffrey Rubin, Email: jrubin@egsllp.com.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereto, or to such email address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 5(a).

(b) No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives are responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement.

(d) Entire Agreement. This Agreement, together with any other documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j) Jurisdiction. The parties hereby irrevocably and unconditionally (i) submit to the jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent, stamp taxes and all other fees associated with the issuance of the Securities and the securities issuable upon conversion or exercise of the Securities.

(o) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Specific Performance. Each party hereto agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the other party hereto in accordance with the terms hereof and that the such party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(r) Most Favored Nation. With regard to the securities offered hereby and other rights provided to the Purchaser hereby, the Company has not provided, and shall not provide, to any existing or future investors, contract terms, rights or benefits more favorable, in form or substance, than those provided to the Purchaser unless, in any such case, the Purchaser has been provided with such rights and benefits.

(s) Right to Participate. In the event that the Company conducts equity or debt financing subsequent to the date hereof, the Purchaser shall have the right to participate in such financing with terms, rights or benefits that are not less favorable , in form or substance, than any other investors participating in the same transaction.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

GROWTH CAPITAL ACQUISITION CORP.

By:      /s/ George Syllantavos

Name: George Syllantavos

Title:   co-CEO

[Signature Page to Subscription Agreement]

PURCHASER:

HB Strategies LLC

By:	/s/ George Antonopoulos
Name: George Antonopoulos
Title: Authorized Signatory

Authorized Signatory

Hudson Bay Capital Management LP

not individually, but solely as

Investment Advisor to HB Strategies LLC

Purchaser’s Address for Notices:
C/o Hudson Bay Capital Management LP
777 Third Avenue, 30th Floor
New York, NY 10017

with copies to:	Seward & Kissel LLP
One Battery Park Plaza, 19th Floor
New York, NY 10004
Attention: Edward S. Horton
Email: horton@sewkis.com

[Signature Page to Subscription Agreement]